As filed with the Securities and Exchange Commission on March 7, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITY RESIDENTIAL

(Exact name of registrant as specified in its charter)

Maryland	13-3675988
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David J. Neithercut

President and Chief Executive Officer

Two North Riverside Plaza, Suite 400

Chicago, Illinois 60606

(312) 474-1300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory W. Hayes, Esq.

DLA Piper LLP (US)

203 North LaSalle Street, Suite 1900

Chicago, Illinois 60601

(312) 368-2155

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee
Common Shares of Beneficial Interest, $0.01 par value per share(2)(3)	34,468,085	$55.49	$1,912,634,037	$260,884

(1)	Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low reported sales prices on the New York Stock Exchange on March 4, 2013.
(2)	All of the common shares of beneficial interest being registered hereby may be offered for the account of the selling shareholder who acquired the common shares of beneficial interest in a private transaction or certain transferees.
(3)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, there is also being registered hereunder such number of additional common shares of beneficial interest as may be issued to the selling shareholders because of any future stock dividends, stock distributions, stock splits or similar capital readjustments.

PROSPECTUS

34,468,085

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

This prospectus relates solely to the offer and sale from time to time of up to 34,468,085 of our common shares of beneficial interest (“Common Shares”) for the account of the selling shareholder named in this prospectus and certain transferees, which we refer to collectively in this prospectus as the Selling Shareholders. The 34,468,085 Common Shares offered by this prospectus were issued to the Selling Shareholder named in this prospectus in a private transaction.

The Selling Shareholders may offer their Common Shares through public or private transactions, on or off the New York Stock Exchange, at prevailing market prices, or at privately negotiated prices. The Selling Shareholders may sell their Common Shares directly or through agents or broker-dealers acting as principal or agent, or in a distribution by underwriters.

We are registering the offer and sale of the Common Shares to permit the Selling Shareholders to sell without restriction in the open market or otherwise, but the registration of these Common Shares does not necessarily mean that any Selling Shareholders will elect to offer or sell any of these Common Shares. Although we will incur expenses in connection with the registration of the 34,468,085 Common Shares and the offering of such shares hereunder, we will not receive any cash proceeds upon their sale by the Selling Shareholders.

The Common Shares are listed on the New York Stock Exchange under the symbol “EQR.”

Investing in our Common Shares involves risk. Before buying our Common Shares, you should read and consider the risk factors included in our periodic reports and in other information that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4 and “Special Note Regarding Forward-Looking Statements” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2013.

You should read this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Available Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information incorporated by reference or provided in this prospectus or such prospectus supplement. No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Common Shares in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in our affairs since the date hereof.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in that section. These forward-looking statements relate to, without limitation, our anticipated future economic performance, our plans and objectives for future operations and projections of revenue and other financial items, which can be identified by the use of forward-looking words such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate” or “continue” or the negative thereof or other variations thereon or comparable terms. The cautionary statements under the caption “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated herein by reference, and other similar statements contained in this prospectus or any accompanying prospectus supplement identify important factors with respect to forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, we are required to file reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the reports, proxy and information statements and other information regarding issuers that file electronically with the Commission by accessing the Commission’s World Wide Web site at http://www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed the documents listed below with the Commission under the Exchange Act and these documents are incorporated into this prospectus by reference (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits):

a.	Annual Report on Form 10-K for the year ended December 31, 2012 (File No. 001-12252).

b.	Current Reports on Form 8-K filed on January 7, 2013, January 15, 2013 and February 28, 2013 (and the amendment to such Current Report on Form 8-K filed March 6, 2013) (File No. 001-12252).

c.	Description of our common shares contained in our registration statement on Form 8-A/A dated August 10, 1993.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of all Common Shares under this prospectus will also be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing those documents. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission, including, but not limited to, any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or any exhibits furnished pursuant to Item 9.01 of Form 8-K.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein will be modified or superseded by inconsistent statements in any document we file in the future that will be deemed incorporated by reference herein, including any prospectus supplement that supplements this prospectus. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. Subject to the foregoing, all information appearing in this prospectus and each accompanying prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

We will provide, without charge, copies of all documents that are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) to each person, including any beneficial owner, to whom this prospectus is delivered upon written or oral request. Requests should be directed to Equity Residential, Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, Attention: Martin McKenna (telephone number: (312) 474-1300).

Unless otherwise indicated, when used herein, the terms “the Company,” “we” and “us” refer to Equity Residential, a Maryland real estate investment trust, and its subsidiaries, including ERP Operating Limited Partnership, its operating partnership.

THE COMPANY

We are a Maryland real estate investment trust (“REIT”) formed in March 1993 and are an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top United States growth markets. We have elected to be taxed as a REIT. Our corporate headquarters are located in Chicago, Illinois and we also operate property management offices in each of our markets.

Our executive offices are located at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, and our telephone number is (312) 474-1300.

RECENT DEVELOPMENTS

On February 27, 2013, we and AvalonBay Communities, Inc. (“AVB”) acquired all of the assets and interests (the “Archstone Transaction”) in various entities affiliated with Archstone Enterprise LP, which subsequently changed its name to Jupiter Enterprise LP in accordance with the acquisition agreement (“Jupiter”), constituting a portfolio of apartment properties and other assets (the “Archstone Assets”). As a result of the Archstone Transaction, we acquired assets representing approximately 60% of the Archstone Assets and AVB acquired assets representing approximately 40% of the Archstone Assets. The aggregate consideration paid by us for our share of the Archstone Assets was (i) $2.016 billion in cash, (ii) 34,468,085 of our Common Shares (issued to Jupiter, the Selling Shareholder named herein) and (iii) the assumption of substantially all of the liabilities related to the Archstone Assets acquired by us.

As a result of the Archstone Transaction, we have acquired, directly or indirectly, 71 wholly-owned, stabilized properties consisting of 20,160 apartment units, two additional partially owned and unconsolidated stabilized properties consisting of 768 apartment units, three master-leased properties containing 853 apartment units, four projects in various stages of construction for 964 apartment units and fourteen land sites for the potential development of approximately 4,318 apartment units. In addition, we and AVB acquired interests in certain assets and liabilities of Jupiter through one or more unconsolidated joint ventures between us and AVB that are owned 60% by us and 40% by AVB.

RISK FACTORS

Before you invest in our Common Shares, you should carefully consider the risks involved. These risks include, but are not limited to, the risks described in our Annual Report on Form 10-K for the year ended December 31, 2012, which are incorporated by reference in this prospectus, and any risks that may be described in other filings we make with the Commission.

NO PROCEEDS TO THE COMPANY

We will not receive any of the proceeds from the sale of Common Shares by the Selling Shareholders. We will pay all of the costs and expenses incurred in connection with the registration under the Securities Act and the offering made hereby other than any underwriting or sales discounts, fees and commissions. Notwithstanding the previous sentence, any underwriting discounts, selling commissions, fees and disbursements of legal counsel for the Selling Shareholders and share transfer taxes attributable to the issuance by us of the Common Shares will be paid by the Selling Shareholders.

DESCRIPTION OF COMMON SHARES

The following description sets forth certain general terms and provisions of the Common Shares. The summary of the terms of the Common Shares set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Articles of Restatement of Declaration of Trust of the Company dated December 9, 2004 (“Declaration of Trust”), as amended and/or restated from time to time, and the Seventh Amended and Restated Bylaws of the Company, as adopted on December 14, 2010, as amended, supplemented and/or restated from time to time, each of which is incorporated herein by reference.

Our Declaration of Trust provides that we may issue up to 1,100,000,000 shares of beneficial interest, consisting of 1,000,000,000 Common Shares and 100,000,000 Preferred Shares. As of February 28, 2013, 359,988,389 Common Shares and 1,000,000 Preferred Shares were issued and outstanding.

Both the Maryland REIT Law and our Declaration of Trust provide that no shareholder of the Company will be liable for any debt or obligation of the Company solely as a result of his or her status as a shareholder of the Company. Our Declaration of Trust further provides that the Company has the power to indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his or her being or having been a shareholder and to reimburse each shareholder for all reasonable expenses incurred by him or her in connection with any such claim or liability.

Distributions. All Common Shares offered hereby will be duly authorized, fully paid and non-assessable. Subject to the preferential rights of any other shares of beneficial interest and to the provisions of our Declaration of Trust regarding excess shares (as defined herein), holders of Common Shares are entitled to receive distributions if, as and when authorized and declared by the Board of Trustees of the Company (the “Board of Trustees”) out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company currently pays regular quarterly distributions.

Voting Rights. Subject to the provisions of our Declaration of Trust regarding excess shares, each outstanding Common Share entitles the holder to one vote on the following matters: (a) the election or removal of Trustees; (b) the amendment of our Declaration of Trust; (c) the voluntary dissolution or termination of Equity Residential; (d) the merger of Equity Residential, provided, however, that the shareholders shall not be entitled to vote on a merger of Equity Residential which may be approved pursuant to the provisions of the Maryland REIT Law by a majority of the entire Board of Trustees without a vote of the shareholders and, further provided, that if a shareholder vote is required pursuant to the provisions of the Maryland REIT Law, such merger shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, (e) the sale or other disposition of all or substantially all of Equity Residential’s assets, provided, however, that the sale or other disposition of all or substantially all of Equity Residential’s assets shall be approved by the affirmative vote of the holders of not less than a majority of all the shares then outstanding and entitled to vote thereon, and (f) such other matters with respect to which the Board of Trustees has adopted a resolution declaring advisable or recommending a proposal and directing that the matter be submitted to the shareholders for consideration. Except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares will possess the exclusive voting power. There is no cumulative voting in the election of Trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the Trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any Trustees.

Conversion, Redemption, Liquidation Rights. Holders of Common Shares have no conversion, sinking fund, redemption or preemptive rights to subscribe for any securities of the Company. Subject to the provisions of our Declaration of Trust regarding excess shares, Common Shares have equal distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by the Maryland REIT Law, appraisal rights.

Pursuant to the Maryland REIT Law, a REIT generally cannot amend its declaration of trust or merge unless approved by the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the REIT’s declaration of trust. Our Declaration of Trust provides that a merger, and amendments to the Declaration of Trust in connection with a merger, may be approved by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a REIT under the Internal Revenue Code or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our Declaration of Trust permits such action by the Board of Trustees. Subject to the provisions of any class or series of our shares outstanding, after approval of the Board of Trustees, Equity Residential may be dissolved or terminated by the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

Registrar and Transfer Agent. The registrar and transfer agent for the Common Shares is Computershare Trust Company, N.A.

Restriction on Ownership and Transfer. For the Company to qualify as a REIT under the Internal Revenue Code, no more than 50% in value of its outstanding shares of beneficial interest may be owned, actually or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be treated as a REIT has been made) or during a proportionate part of a shorter taxable year. A REIT’s shares also must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be treated as a REIT has been made). To facilitate maintenance of its qualification as a REIT for federal income tax purposes, we generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding Common Shares and generally will prohibit ownership, directly or by virtue of the attribution provisions of the Internal Revenue Code, by any single shareholder of more than 5% of the issued and outstanding shares of any class or series of the Company’s Preferred Shares (collectively, the “Ownership Limit”).

Because the Board of Trustees believes it is desirable for the Company to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, provides that no holder may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than the Ownership Limit. The ownership attribution rules under the Internal Revenue Code are complex and may cause Common Shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 5% of the Common Shares (or the acquisition of an interest in an entity that owns, actually or constructively, Common Shares) by an individual or entity could nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 5% of the outstanding Common Shares and thus subject such Common Shares to the Ownership Limit. The Board of Trustees shall grant an exemption from the Ownership Limit with respect to one or more persons who would not be treated as “individuals” for purposes of the Internal Revenue Code if it is satisfied that such ownership will not cause a person who is an individual to be treated as owning Common Shares in excess of the Ownership Limit, applying the applicable constructive ownership rules, and will not otherwise jeopardize the Company’s status as a REIT. As a condition of such waiver, the Board of Trustees may require undertakings or representations from the applicant with respect to preserving the REIT status of the Company. Under certain circumstances, the Board of Trustees may, in its sole and absolute discretion, grant an exemption for individuals to acquire Preferred Shares in excess of the Ownership Limit, provided that certain conditions are met and any representations and undertakings that may be required by the Board of Trustees are made. In connection with the Archstone Transaction, our Board of Trustees provided an exemption to the Ownership Limit for Jupiter, Lehman Brothers Holding Inc. and any of their designated subsidiaries or affiliates.

The Board of Trustees of the Company will have the authority to increase the Ownership Limit from time to time, but will not have the authority to do so to the extent that after a giving effect to such increase, five beneficial owners of Common Shares could beneficially own in the aggregate more than 49.5% of the outstanding Common Shares.

The Declaration of Trust further prohibits (a) any person from actually or constructively owning shares of beneficial interest of the Company that would result in the Company being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause the Company to fail to qualify as a REIT and (b) any person from transferring shares of beneficial interest of the Company if such transfer would result in shares of beneficial interest of the Company being owned by fewer than 100 persons.

Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of beneficial interest of the Company that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice to the Company and provide the Company with such other information as the Company may request in order to determine the effect of such transfer on the Company’s status as a REIT.

If any purported transfer of shares of beneficial interest of the Company or any other event would otherwise result in any person violating the Ownership Limit or the other restrictions in the Declaration of Trust, then any such purported transfer will be void and of no force or effect with respect to the purported transferee (the “Prohibited Transferee”) as to that number of shares that exceeds the Ownership Limit (referred to as “excess shares”) and the Prohibited Transferee shall acquire no right or interest (or, in the case of any event other than a purported transfer, the person or entity holding record title to any such shares in excess of the Ownership Limit (the “Prohibited Owner”) shall cease to own any right or interest) in such excess shares. Any such excess shares described above will be transferred automatically, by operation of law, to a trust, the beneficiary of which will be a qualified charitable organization selected by the Company (the “Beneficiary”). Such automatic transfer shall be deemed to be effective as of the close of business on the Business Day (as defined in the Declaration of Trust) prior to the date of such violating transfer. Within 20 days of receiving notice from the Company of the transfer of shares to the trust, the trustee of the trust (who shall be designated by the Company and be unaffiliated with the Company and any Prohibited Transferee or Prohibited Owner) will be required to sell such excess shares to a person or entity who could own such shares without violating the Ownership Limit, and distribute to the Prohibited Transferee an amount equal to the lesser of the price paid by the Prohibited Transferee for such excess shares or the sales proceeds received by the trust for such excess shares. In the case of any excess shares resulting from any event other than a transfer, or from a transfer for no consideration (such as a gift), the trustee will be required to sell such excess shares to a qualified person or entity and distribute to the Prohibited Owner an amount equal to the lesser of the fair market value of such excess shares as of the date of such event or the sales proceeds received by the trust for such excess shares. In either case, any proceeds in excess of the amount distributable to the Prohibited Transferee or Prohibited Owner, as applicable, will be distributed to the Beneficiary. Prior to a sale of any such excess shares by the trust, the trustee will be entitled to receive, in trust for the Beneficiary, all dividends and other distributions paid by the Company with respect to such excess shares, and also will be entitled to exercise all voting rights with respect to such excess shares. Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a Prohibited Transferee prior to the discovery by the Company that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the Beneficiary. However, if the Company has already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the Prohibited Transferee or Prohibited Owner (prior to the discovery by the Company that such shares had been automatically transferred to a trust as described above) will be required to be repaid to the trustee upon demand for distribution to the Beneficiary. If the transfer to the trust as described above is not automatically effective (for any reason) to prevent violation of the Ownership Limit, then the Declaration of Trust provides that the transfer of the excess shares will be void.

In addition, shares of beneficial interest of the Company held in the trust shall be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market value at the time of such devise or gift) and (ii) the market value of such shares on the date the Company, or its designee, accepts such offer. The Company shall have the right to accept such offer until the trustee has sold the shares of beneficial interest held in the trust. Upon such a sale to the Company, the interest of the Beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

The foregoing restrictions on transferability and ownership will not apply if the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT.

All certificates representing shares of beneficial interest shall bear a legend referring to the restrictions described above.

All persons who own, directly or by virtue of the attribution provisions of the Internal Revenue Code, more than 5% (or such lower percentage as provided in the rules and regulations promulgated under the Internal Revenue Code) of the outstanding shares of beneficial interest of the Company must give a written notice to the Company within 30 days after the end of each taxable year stating such person’s name and address, the number of shares owned by such person and a description of the manner in which such shares are held. Any record holder who holds shares as nominee for another person who is required to include in gross income the distributions received on such shares must give notice stating the name and address of such other person and the number of shares of such other person with respect to which such record holder is nominee. In addition, each shareholder will, upon demand, be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares of beneficial interest as the Board of Trustees deems reasonably necessary to comply with the provisions of the Internal Revenue Code applicable to a REIT or to ensure compliance with the ownership limitations described above.

These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of Common Shares might receive a premium for their Common Shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

SELLING SHAREHOLDERS

In connection with the Archstone Transaction, Jupiter, the Selling Shareholder named herein, received 34,468,085 Common Shares in a transaction exempt from registration under the Securities Act. Upon the closing of the Archstone Transaction, we entered into certain agreements, including:

•

a Registration Rights Agreement, dated as of February 27, 2013 (the “Registration Rights Agreement”), pursuant to which we agreed to, among other things, file with the Commission a registration statement on Form S-3 to register the resale by the Selling Shareholders of the Common Shares and which also grants the Selling Shareholders and certain affiliates certain additional customary registration rights to cover resales of the Common Shares; and

•

a Shareholders Agreement, dated as of February 27, 2013 (the “Shareholders Agreement”), which, among other things, restricts the Selling Shareholders and certain affiliates from transferring any of the Common Shares until April 26, 2013, imposes conditions on certain transfers after April 26, 2013, grants us customary standstill protections, and imposes certain voting requirements on the Selling Shareholders and certain affiliates.

The following table sets forth the name of the Selling Shareholder and the number of Common Shares that the Selling Shareholder beneficially owns and that may be offered pursuant to this prospectus. We have prepared the following table based on information provided to us by or on behalf of the Selling Shareholder on or prior to March 7, 2013. Subject to the restrictions of the Shareholders Agreement, the Selling Shareholders may sell all, some or none of their offered Common Shares. No estimate can be made of the number of offered Common Shares that will be sold by the Selling Shareholders or that will be owned by the Selling Shareholders upon completion of the offering. We cannot assure you that the Selling Shareholders will sell any of the offered Common Shares. Solely for the purpose of the table below, we have assumed the Selling Shareholder will sell all of the Common Shares owned by it in the offering.

Beneficial ownership is determined in accordance with the Commission’s rules and generally includes any Common Shares over which a person exercises voting or investment power. The percentage of Common Shares beneficially owned prior to the offering is based on 359,988,389 Common Shares outstanding as of February 28, 2013.

Other than as set forth above and otherwise described in this prospectus, the Selling Shareholder has not had, within the past three years, any material relationship with us or any of our predecessors or affiliates.

To the extent the Selling Shareholder identified below is a broker-dealer, it may be deemed to be, under interpretations of the staff of the Commission, an “underwriter” within the meaning of the Securities Act.

Information about the Selling Shareholder and certain transferees may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

Name of Selling Shareholder	Number of Common Shares Beneficially Owned Prior to Offering	Percentage of Common Shares Outstanding Prior to Offering	Number of Common Shares Being Offered	Number of Common Shares Beneficially Owned After Offering

Jupiter Enterprise LP (1)	34,468,085	9.57%	34,468,085	0%

(1)	The 34,468,085 Common Shares are directly owned by Jupiter. Jupiter is an indirect subsidiary of Lehman Brothers Holding Inc. (“LBHI”). Under Commission rules regarding beneficial ownership, LBHI may be deemed to have voting and investment power over the Common Shares. LBHI’s sole share of stock is owned by Lehman Brothers Holdings Inc. Plan Trust (the “Plan Trust”). Despite this ownership, the Plan Trust does not have any voting or investment discretion with respect to the shares reported herein.

PLAN OF DISTRIBUTION

The offered Common Shares are subject to restrictions under the Registration Rights Agreement and the Shareholders Agreement. Subject to those restrictions, any of the Selling Shareholders may from time to time, in one or more transactions, sell all or a portion of the offered Common Shares on the New York Stock Exchange, in the over-the-counter market, on any other national securities exchange on which the Common Shares are listed or traded, in negotiated transactions, in underwritten transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The offering price of the offered Common Shares from time to time will be determined by the applicable Selling Shareholders and, at the time of such determination, may be higher or lower than the market price of the Common Shares on the New York Stock Exchange. In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from a Selling Shareholder or from purchasers of offered Common Shares for whom they may act as agents, and underwriters may sell offered Common Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Under agreements that may be entered into by us, underwriters, dealers and agents who participate in the distribution of offered Common Shares may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The offered Common Shares may be sold directly or through broker-dealers acting as principal or agent, or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The methods by which the offered Common Shares may be sold include: (a) a block trade in which the broker-dealer so engaged will attempt to sell the offered Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) an exchange distribution in accordance with the rules of the New York Stock Exchange or any automated inter-dealer quotation system on which the Common Shares are traded; (e) privately negotiated transactions; (f) one or more underwritten offerings on a firm commitment or best efforts basis or other purchases by underwriters, brokers, dealers, and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Common Shares for whom they may act as agent; (g) short sales; (h) through the writing of options on the securities, swaps or other derivatives, whether or not the options or other such instruments are listed on an exchange or inter-dealer quotation system; (i) through the distribution of the Common Shares by any Selling Shareholder to its partners, members, equityholders or creditors who may from time to time effect sales or other distributions of the Common Shares; (j) pledges of the Common Shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect sales or other distributions of the Common Shares; (k) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers; and (l) a combination of the foregoing methods or by any other legally available means. The Selling Shareholders and any underwriters, dealers or agents participating in the distribution of the offered Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the offered Common Shares by the Selling Shareholders and any commissions received by any such broker-dealers may be deemed to be underwriting commissions under the Securities Act.

After April 26, 2013, the Selling Shareholders may enter into any swap, derivative or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence or ownership of the Common Shares or interest in the Common Shares, whether any such swap, derivative, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise, including, without limitation, any hedging arrangement or transfer based on the FTSE NAREIT All Residential Capped Index, the FTSE NAREIT Equity Residential Index, the FTSE NAREIT Equity Apartments Index or any other index of which our capital stock represents at least 5% of the value at the time such hedging arrangement or transfer is entered into.

Any Common Shares covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Subject to the Shareholders Agreement, the Selling Shareholders may transfer (including by way of loan or pledge) their Common Shares to a transferee that, in turn, may sell such Common Shares. In those circumstances, the transferee would become a Selling Shareholder under this prospectus and, if required under the Securities Act, will be identified in a prospectus supplement.

The Selling Shareholders and any other person participating in such distribution will be subject to certain provisions of the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of our Common Shares by the Selling Shareholders and any other such person. In addition, Regulation M of the Exchange Act may restrict the ability of any person engaged in the distribution of our Common Shares to engage in market-making activities with respect to the Common Shares. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the Common Shares in the market. All of the foregoing may affect the marketability of the Common Shares and the ability of any person to engage in market-making activities with respect to the Common Shares.

When a Selling Shareholder elects to make a particular offer of Common Shares, a prospectus supplement, if required, will be distributed which will identify any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from such Selling Shareholder and any other required information will be identified in a prospectus supplement.

In order to comply with the securities laws of certain states, if applicable, the Common Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Shareholders named herein against certain liabilities that they may incur in connection with the sale of the Common Shares registered hereunder, including liabilities arising under the Securities Act, and to contribute to payments that the Selling Shareholders may be required to make with respect thereto. Agents, brokers and dealers may be entitled under agreements entered into by the Selling Shareholders or us to indemnification against certain civil liabilities, including liabilities under the Securities Act.

We have agreed to pay all costs and expenses incurred in connection with the registration under the Securities Act of the Common Shares registered hereunder, including, without limitation, all registration and filing fees, printing expenses and fees and disbursements of our counsel and accountants. We estimate that the total expenses of this offering payable by us will be $325,884. The Selling Shareholders will pay any brokerage fees and commissions, fees and disbursements of their legal counsel and share transfer taxes attributable to the sale of the Common Shares.

EXPERTS

The consolidated financial statements and schedule of Equity Residential appearing in Equity Residential’s Annual Report (Form 10-K) for the year ended December 31, 2012, and the effectiveness of Equity Residential’s internal control over financial reporting as of December 31, 2012, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference, in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The combined statement of revenue and certain expenses of the Archstone Portfolio for the year ended December 31, 2012, appearing in our Current Report on Form 8-K/A, filed with the Commission on March 6, 2013, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon authority of such firm as experts in accounting and auditing. KPMG LLP’s report on the combined statement of revenue and certain expenses of the Archstone Portfolio contains a paragraph that states that the combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Commission, as described in Note 1 to the combined statement of revenue and certain expenses, and it is not intended to be a complete presentation of the Archstone Portfolio’s revenue and expenses.

LEGAL MATTERS

The legality of the offered Common Shares has been passed upon for us by the law firm of DLA Piper LLP (US). Certain tax matters have been passed upon for us by DLA Piper LLP (US), Chicago, Illinois, our special tax counsel.

34,468,085 Shares

EQUITY RESIDENTIAL

Common Shares of Beneficial Interest

PROSPECTUS

March 7, 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth those expenses for distribution to be incurred in connection with the issuance and distribution of the securities being registered.

Registration Fee	$260,884
Legal Fees and Expenses*	30,000
Accounting Fees and Expenses*	25,000
Printing and Duplicating Expenses*	5,000
Miscellaneous*	5,000

Total*	$325,884

*	Estimated

Item 15.	Indemnification of Trustees and Officers

Under Maryland law, a real estate investment trust formed in Maryland is permitted to eliminate, by provision in its Declaration of Trust, the liability of trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts or omissions established by a final judgment as involving active and deliberate dishonesty and being material to the matter giving rise to the proceeding. The Registrant’s Declaration of Trust includes such a provision eliminating such liability to the maximum extent permitted by Maryland law.

To the maximum extent permitted by Maryland law in effect from time to time, the Registrant’s bylaws require the Registrant to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse, reasonable expenses in advance of final disposition of a proceeding (a) any individual (including the individual’s spouse, children, heirs, estate, executors, or personal or legal representatives for claims arising out of the status of such spouse, children, heirs, estate, executors or personal or legal representatives of such individual (collectively, the “Other Individuals”)) who is a present or former trustee or officer of the Registrant and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual (including Other Individuals) who, while a trustee or officer of the Registrant and at the request of the Registrant, serves or has served as a trustee, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The Registrant may, with the approval of its Board of Trustees, provide such indemnification and advance for expenses to an individual (including Other Individuals) who served a predecessor of the Registrant in any of the capacities described in (a) or (b) above and to any employee or agent of the Registrant or a predecessor of the Registrant. The indemnification and payment or reimbursement of expenses shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

No amendment or repeal of the Registrant’s bylaws or Declaration of Trust inconsistent with the foregoing right to indemnification shall apply to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by the Registrant’s bylaws shall be furnished in accordance with the procedures provided for indemnification or payment or reimbursement of expenses, as the case may be, under Section 2-418 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The Registrant may provide to trustees and officers such other and further indemnification or payment or reimbursement of expenses, as the case may be, to the fullest extent permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

The Registrant has entered into indemnification agreements with each of its trustees and executive officers. The indemnification agreements require, among other things, that the Registrant indemnify its trustees and executive officers to the fullest extent permitted by law and advance to the trustees and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Registrant must also indemnify and advance all expenses incurred by trustees and executive officers seeking to enforce their rights under the indemnification agreements and may cover trustees and executive officers under the Registrant’s trustees and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, as a traditional form of contract it may provide greater assurance to trustees and executive officers that indemnification will be available.

The partnership agreements of ERP Operating Limited Partnership (the “Operating Partnership”) and its management subsidiaries (the “Management Partnerships”) also provide for indemnification of the Registrant and its officers and trustees to the same extent that indemnification is provided to officers and trustees of the Registrant in its Declaration of Trust, and limit the liability of the Registrant and its officers and trustees to the Operating Partnership and the Management Partnerships and their respective partners to the same extent that the liability of the officers and trustees of the Registrant to the Registrant and its shareholders is limited under the Registrant’s Declaration of Trust.

ITEM 16.	Exhibits

1.1	Form of Underwriting Agreement (to be filed, if required, by amendment or as an exhibit to a document incorporated by reference herein)

2.1	Asset Purchase Agreement, dated November 26, 2012, by and among ERP Operating Limited Partnership, Equity Residential, AvalonBay Communities, Inc., Lehman Brothers Holdings Inc. and Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) (included as Exhibit 2.1 to Equity Residential’s Form 8-K filed on November 26, 2012)

4.1	Articles of Restatement of Declaration of Trust of Equity Residential (included as Exhibit 3.1 to Equity Residential’s Annual Report on Form 10-K for the year ended December 31, 2004)

4.2	Seventh Amended and Restated Bylaws of Equity Residential (included as Exhibit 3.1 to Equity Residential’s Form 8-K filed on December 14, 2010)

4.3	Registration Rights Agreement, dated as of February 27, 2013, by and between Equity Residential, Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) and Lehman Brothers Holdings Inc. (included as Exhibit 10.1 to Equity Residential’s Form 8-K filed on February 28, 2013)

4.4	Shareholders Agreement, dated as of February 27, 2013, by and between Equity Residential, Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) and Lehman Brothers Holdings Inc. (included as Exhibit 10.2 to Equity Residential’s Form 8-K filed on February 28, 2013)

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (filed as part of the signature page to the Registration Statement)

ITEM 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and a deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus that is filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to existing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on March 7, 2013.

EQUITY RESIDENTIAL

By:	/s/ David J. Neithercut
David J. Neithercut, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Neithercut, Mark J. Parrell and Ian S. Kaufman, or any of them, his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith or in connection with the registration of the securities under the Exchange Act, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth below and on the dates indicated:

Name	Title	Date

/s/ David J. Neithercut David J. Neithercut	President, Chief Executive Officer and Trustee (Principal Executive Officer)	March 7, 2013

/s/ Mark J. Parrell Mark J. Parrell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 7, 2013

/s/ Ian S. Kaufman Ian S. Kaufman	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 7, 2013

/s/ John W. Alexander John W. Alexander	Trustee	March 7, 2013

/s/ Charles L. Atwood Charles L. Atwood	Trustee	March 7, 2013

/s/ Linda Walker Bynoe Linda Walker Bynoe	Trustee	March 7, 2013

/s/ Mary Kay Haben Mary Kay Haben	Trustee	March 7, 2013

/s/ Bradley A. Keywell Bradley A. Keywell	Trustee	March 7, 2013

/s/ John E. Neal John E. Neal	Trustee	March 7, 2013

/s/ Mark S. Shapiro Mark S. Shapiro	Trustee	March 7, 2013

/s/ B. Joseph White B. Joseph White	Trustee	March 7, 2013

/s/ Gerald A. Spector Gerald A. Spector	Vice Chairman of the Board of Trustees	March 7, 2013

/s/ Samuel Zell Samuel Zell	Chairman of the Board of Trustees	March 7, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement (to be filed, if required, by amendment or as an exhibit to a document incorporated by reference herein)

2.1	Asset Purchase Agreement, dated November 26, 2012, by and among ERP Operating Limited Partnership, Equity Residential, AvalonBay Communities, Inc., Lehman Brothers Holdings Inc. and Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) (included as Exhibit 2.1 to Equity Residential’s Form 8-K filed on November 26, 2012)

4.1	Articles of Restatement of Declaration of Trust of Equity Residential (included as Exhibit 3.1 to Equity Residential’s Annual Report on Form 10-K for the year ended December 31, 2004)

4.2	Seventh Amended and Restated Bylaws of Equity Residential (included as Exhibit 3.1 to Equity Residential’s Form 8-K filed on December 14, 2010)

4.3	Registration Rights Agreement, dated as of February 27, 2013, by and between Equity Residential, Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) and Lehman Brothers Holdings Inc. (included as Exhibit 10.1 to Equity Residential’s Form 8-K filed on February 28, 2013)

4.4	Shareholders Agreement, dated as of February 27, 2013, by and between Equity Residential, Jupiter Enterprise LP (f/k/a Archstone Enterprise LP) and Lehman Brothers Holdings Inc. (included as Exhibit 10.2 to Equity Residential’s Form 8-K filed on February 28, 2013)

5.1	Opinion of DLA Piper LLP (US)

8.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP

23.2	Consent of KPMG LLP

23.3	Consent of DLA Piper LLP (US) (included in Exhibits 5.1 and 8.1)

24.1	Power of Attorney (filed as part of the signature page to the Registration Statement)